AGREEMENT




                              entered into between




                      CARSON PRODUCTS (PROPRIETARY) LIMITED

                         (Registration No. 93/02698107)





                                       and





                      A & J COSMETICS (PROPRIETARY) LIMITED

                         (Registration No. 97/02712/07)





                                       and





                                 ALLAN TOWNSEND

                         (Identity No. 490313 5089 00 2)

                                            TABLE OF CONTENTS


CLAUSE   DESCRIPTION                                              PAGE
No.


1.       INTERPRETATION AND PRELIMINARY.............................1

2.       RESOLUTIVE CONDITION.......................................6

3.       MANAGEMENT CONTROL.........................................7

4.       SALE OF THE BUSINESS.......................................8

5.       PURCHASE PRICE.............................................9

6.       PAYMENT OF THE PURCHASE PRICE..............................9

7.       CALCULATION OF THE ADJUSTMENT AMOUNT......................10

8.       PURCHASER'S GUARANTEE.....................................13

9.       STOCKTAKING...............................................14

10.      EMPLOYEES.................................................14

11.      SECTION 34 ADVERTISEMENT..................................15

12.      DELIVERY..................................................15

13.      THE DEBTS.................................................16

14.      WARRANTIES................................................16

15.      AGREEMENTS OF LEASE.......................................18

16.      TOWNSEND SERVICE AGREEMENT................................18

17.      DEED OF SURETYSHIP........................................18

18.      INDEMNITY.................................................18

19.      PRODUCT RETURNS...........................................19

20.      TRADE MARKS AND PRODUCT FORMULATIONS......................19

21.      RESTRAINT.................................................19

22.      AGENT'S COMMISSION........................................22

23.      PRESS ANNOUNCEMENTS.......................................22

24.      THE KNOW-HOW..............................................22

25.      CONFIDENTIAL INFORMATION..................................22

26.      DOMICILIUM CITANDI ET EXECUTANDI..........................23

27.      BREACH....................................................24

28.      WHOLE AGREEMENT, NO AMENDMENT.............................25

29.      COSTS.....................................................25

30.      VALUE-ADDED TAX...........................................25

31.      JOINT AND SEVERAL LIABILITY OF TOWNSEND AND THE SELLER....26

ANNEXURE A - DESIGNATED FIXED ASSETS

ANNEXURE B - PRODUCTS

ANNEXURE C - PRODUCT FORMULATIONS

ANNEXURE D - INDICITIVE INCOME STATEMENTS REFLECTING PROFITS

ANNEXURE E - TRADEMARKS

ANNEXURE F - SALES AND PROFIT BUDGET

ANNEXURE G - SPECIFIED EMPLOYEES

ANNEXURE~H - TERMS OF HIRE OF LEASE PREMISES

ANNEXURE~I - TOWNSEND SERVICE AGREEMENT

WHEREBY IT IS AGREED AS FOLLOWS




1.       INTERPRETATION AND PRELIMINARY

The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears~-
     1.1. words importing -
     1.1.1. any one gender include the other two genders;
     1.1.2. the singular  include the plural and vice versa; and
     1.1.3. natural persons include created entities incorporate or unincorporate) and the state and vice versa;
     1.2. the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -
     1.2.1. "ad valorem" means, in the context of the calculation of profits in terms of the agreement, the ad valorem as calculated on the value of invoice sales;
     1.2.2. "the Act" means the Companies Act 61 of 1973;
     1.2.3. "adjustment amount" means the amount to be calculated in terms of clause 7 below;
     1.2.4. "business" means the business of the manufacture, marketing distribution of the products, presently conducted by the seller under the name, as more fully described in clause 4;
     1.2.5. "debts" means the claims against trade debtors in respect of the business on the effective date;
     1.2.6. "designated date" means the date of issue by the purchaser's auditors of the specified certificate referred to in clause 2.2 below which reflects the fulfillment of the resolutive condition;
     1.2.7. "designated fixed assets" means those fixed assets reflected in Annexure A hereto;
     1.2.8. "effective date" means 27 October 1997;
     1.2.9. "fixed assets" means all plant, equipment and the fixed assets used in connection with and comprising part of the business including at least the designated fixed assets;
     1.2.10. "invoiced sales" means the invoiced sales of products after deducting (to the extent that they may have been included in aforegoing) trade and cash discounts, ad valorem duties, value-added tax or any refunds made in respect of products;
     1.2.11. "know-how" means the know-how relating to the manufacturing of the products and the product formulations;
     1.2.12. "premises" means the leased premises at which the business is carried on, being the factory premises situate at 86 Wolhuter Street, Jeppe, Johannesburg;
     1.2.13. "prime rate" means the basic rate of interest per annum publicly quoted by THE STANDARD BANK OF SOUTH AFRICA LIMITED ("the Bank") as the rate at which the Bank lends on overdraft, compounded monthly in arrears, and calculated on a 365 (three hundred and sixty five) day year factor, irrespective of whether or not the year is a leap year, as reflected in a certificate issued by a manager of the Bank (whose appointment and authority shall not be necessary to prove);
     1.2.14. "products" means the toiletry products as more fully described in Annexure~B;
     1.2.15. "product formulations" means the formulations and methods for the manufacture of the products, certain of which are more fully described in Annexure~C;
     1.2.16. "profits" means :-
     a) in respect of clause 2 below, the net profits of the business during the specified period after deduction of all costs and expenses and after deducting therefrom tax at an imputed rate equal to the standard rate of taxation applicable to companies as at 31 December 1997 as prescribed pursuant to the provisions of the Income Tax Act (58 of 1962, as amended), provided that - * depreciation over the specified period shall be effected at an agreed value of R20 500,00 (twenty thousand five hundred rand) per month; and * no expenses attributable to the sale of the business of whatsoever nature (whether direct or indirect) shall be categorised as an expense of the business over the specified period and any such expenditure shall be ignored for the purposes of the profit calculation;
     b) in the context of clause 7, the net profits of the business during the adjustment period after deduction of all costs and expenses and after deducting therefrom tax at an imputed rate equal to the standard rate of taxation applicable to companies as at 31 December 1998 as prescribed pursuant to the Income Tax Act (58 of 1962, as amended) to be calculated subject to the provisions of clause 7.5.3 below. Attached hereto marked Annexure D are indicative income statements reflecting the factors to be taken into account in determining profits of the purposes of this agreement;
     1.2.17. "purchaser" means CARSON PRODUCTS (PROPRIETARY) LIMITED;
     1.2.18. "resolutive condition" means the resolutive condition contemplated in clause 2 below;
     1.2.19. "seller" means A & J COSMETICS (PROPRIETARY) LIMITED;
     1.2.20. "specified period" means the period commencing on the effective date and ending on 31 December 1997 (both days inclusive);
     1.2.21. "stock" means finished stock, work-in-progress and raw materials on hand in respect of the business as at the effective date including stock-in-transit and including any slow moving, damaged or unsaleable stock;
     1.2.22. "sundry assets" means packaging, stationery, brochures, stocks of sundry tools and like items, consumables and the like on hand in respect of the business as at the effective date;
     1.2.23. "TOWNSEND" means ALLAN TOWNSEND;
     1.2.24. "trade marks" means the trade marks and other intellectual property as registered or pending registration pertaining to the business and/or the products as more fully detailed in Annexure E;
     1.3. any reference in this agreement to "date of signature hereof" shall be read as meaning a reference to the date of the last signature of this agreement;
     1.4. any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;
     1.5. if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement;
     1.6. when any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday;
     1.7. where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;
     1.8. where any term is defined within the context of any particular clause in this agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this agreement, notwithstanding that that term has not been defined in this interpretation clause;
     1.9. the expiration or termination of this agreement shall not affect such of the provisions of this agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.


     2. RESOLUTIVE CONDITION
     2.1. This agreement is subject to the following resolutive condition, namely, that a certificate is issued by the purchaser's auditors in terms of clause 2.2 below which reflects that either :-
     2.1.1. the profits derived from the business during the specified period was less than R475 000,00 (four hundred and seventy five thousand rand); or
     2.1.2. the gross profit of the business as a percentage of invoiced sales during the specified period was less than 33.5% (thirty three point five per cent).
     2.2. Forthwith after 31 December 1997 but by no later than 20 January 1998, the purchaser's auditors shall prepare a certificate reflecting :-
     2.2.1. the profits of the business during the specified period;
     2.2.2. the gross margin on invoiced sales of the business derived during the specified period, (referred to herein as the "specified certificate"). In preparing the specified certificate the purchaser's auditors shall act as experts and not as arbitrators and their decision shall, in the absence of manifest error, be final and binding on the parties.
     2.3. If the specified certificate should reveal either that the profits of the business during the specified period were less than R475 000,00 (four hundred and seventy five thousand rand) or that the gross margin on invoiced sales of the business derived during the specified period was less than 33.5% (thirty three point five per cent), then (unless the purchaser elects to waive the fulfillment of the resolutive condition, which it shall be entitled to do by furnishing written notice to such effect to the seller within 7 (seven) days of receipt of the specified certificate), the resolutive condition will be deemed to have been fulfilled and, with effect from the date of issue of the specified certificate, the provisions of this agreement shall ipso facto terminate and the purchaser shall deliver to the seller at the seller's cost the business on the basis that the business will be taken by the seller voetstoots in its then condition and save as aforesaid and subject to the provisions of clause 3.2, there shall be no further restitution consequent upon the non-fulfillment of the resolutive condition.
     Without detracting from the generality from the aforesaid provisions, should the resolutive condition be fulfilled, :- the purchaser shall be deemed to have receded all of its rights, title and interest in and to the trade marks to the seller and hereby appoints the seller as its attorney and agent in rem suam to do all such things and sign all such forms and documentation as may be necessary to effect the re-cession of the trade marks to the seller; and neither the seller nor TOWNSEND will be bound by the restraint of trade provisions contemplated in clause 21 below; the confidentiality provisions contemplated in clause 25 shall continue to be of full force and effect.


     3. MANAGEMENT CONTROL
     3.1. On the effective date, the purchaser shall be entitled to assume control of the management of the business and shall act or omit to act in regard to the business in such manner as may be mutually agreed to as between the purchaser and TOWNSEND, provided that the business shall be conducted in the usual manner for business of this type. No joint venture shall come into force between the seller and the purchaser concerning the business.
     3.2. If the resolutive condition is fulfilled and accordingly this agreement ceases retrospectively to be of force or effect, then :-
     3.2.1. the seller shall resume control of the business immediately after the designated date and the purchaser shall be deemed to have conducted the business as between the effective date to the designated date as the agent of the seller;
     3.2.2. as soon as practicable after the designated date, an adjustment account shall be prepared by the purchaser auditors (on the instructions of either the purchaser or the seller) relating to the conduct of the business from the date of assumption of control to the designated date as well as in respect of any prepayments made by the purchaser in respect of the business for the periods after the designated date (the "adjustment account").
     The purpose of the adjustment account shall be to determine the amount, if any, payable by the purchaser to the seller (or vice versa) so as for all intents and purposes to place the seller and the purchaser in the same financial position as they would have been in had this agreement never been entered into. The auditors' fees for the preparation of the adjustment account shall be borne by the purchaser and the seller in equal shares. Payment in terms of the adjustment account together with interest at the prime rate, calculated from the effective date shall become due and payable within 7 (seven) days after it has been prepared. To the extent that the purchaser incurs any liability (whether for taxation or otherwise) in respect of the conduct of the business as between the effective date and the date of fulfillment of the resolutive condition, the seller indemnifies the purchaser against any loss or liability which the purchaser may suffer as a result of or which may be attributable to the conduct by the purchaser of the business during the aforesaid period.


     4. SALE OF THE BUSINESS
     The seller sells, transfers and cedes to the purchaser as an indivisible whole and as a going concern with effect from the effective date from which date the risk in and benefits of the business shall vest in the purchaser, the business comprising -
     4.1. the goodwill thereof;
     4.2. the fixed assets;
     4.3. the stock;
     4.4. the product formulations;
     4.5. the sundry assets;
     4.6. the trade marks and any other trade marks (expressly excluding the trade mark of Startline), designs and logos, if any, used in the conduct of the business as well as the underlying inventions relating to any patents;
     4.7. all contracts of the business concluded in the ordinary course of business, including orders relating to stock undelivered as at the effective date,

but excluding -

     4.8. any  liabilities  (other than the  liabilities  contemplated in clause
12.1 in respect of the contracts);
     4.9. the debts;
     4.10. all cash on hand or credit balances at banks in respect of the business.


     5. PURCHASE PRICE
     5.1. The purchase price of the business shall, subject to the adjustment provisions set out in clause 7 below, be R53 500 000,00 (fifty three million five hundred thousand rand).
     5.2. The purchase price of the business shall be allocated as follows -
     5.2.1. the fixed assets, at the book value thereof;
     5.2.2. sundry assets, at the book value thereof;
     5.2.3. the stock, at the cost thereof;
     5.2.4. goodwill, R1,00 (one rand);
     5.2.5. the balance in respect of the trade marks.


     6. PAYMENT OF THE PURCHASE PRICE
     6.1. The purchase price shall be payable by the purchaser to the seller as follows :-
     6.1.1. R26 500 000,00 (twenty six million five hundred thousand rand) on 31 January 1998;
     6.1.2. R20 000 000,00 (twenty million rand) on or before 3 January 1999;
     6.1.3. R7 000 000,00 (seven million rand), subject to any adjustment to be effected to the purchase price in terms of the provisions of clause 7 below. The parties shall use their best endeavours to procure that the adjustment amount be finalised by no later than 31 March 1999. The purchaser undertakes to pay the adjustment amount to the seller by no later than 31 March 1999.
     6.2. Save as provided for in clause 6.3, no interest shall on the outstanding balance of the purchase price from time to time.
     6.3. Save as expressly provided to the contrary in this agreement, discharge of the purchase price shall be effected without deduction, set off, commission and/or the like in the manner more fully contemplated in clause 6.4. All payments not effected on due date will attract interest at the prime rate from due date of payment to date of payment in full.
     6.4. All payments to be effected by the purchaser to the seller in terms of this agreement shall be made by way of electronic bank transfer into the seller's following NEDBANK bank account, namely :-

                          Account Holder: A H TOWNSEND
                           Account Number: 1962 241351
                             Branch: John Page Drive
                             Branch Code: 19620526.

     6.5. The discharge by the purchaser of the purchase price to the seller in the manner contemplated in clause 6.4 shall constitute the full and complete discharge of the purchase price to the seller and TOWNSEND indemnifies the purchaser accordingly.


     7. CALCULATION OF THE ADJUSTMENT AMOUNT
     7.1. The purchase price of the business has been determined and agreed on the following basis :-
     7.1.1. the profits (as calculated in terms of clauses 7.2, 7.3, 7.4 and 7.5 below) of the business (which shall constitute a division of the purchaser) during the period 1 January 1998 to 31 December 1998 (the "adjustment period") shall be R5 000 000,00 (five million rand);
     7.1.2. to the extent that -
     7.1.2.1. the profits of the business during the adjustment period are a greater than R5 000 000,00 (five million rand) then, for each complete R100 000,00 (one hundred thousand rand) that the profits during the adjustment period exceed R5 000 000,00 (five million rand), the purchase price shall be increased by an amount of R500 000,00 (five hundred thousand rand), provided that the maximum amount by which the purchase price will be increased will, notwithstanding the actua profits of the business during the adjustment period, be limited to R11 000 000,00 (eleven million rand) (i.e. a purchase consideration of R64 500 000,00 (sixty four million five hundred thousand rand);
     7.1.2.2. the profits of the business during the adjustment period are less than R5 000 000,00 (five million rand) then, for each complete R100 000,00 (one hundred thousand rand) that the profits during the adjustment period are less than R5~000~000,00 (five million rand), the purchase price shall be reduced by an amount of R400~000,00 (four hundred thousand rand), provided that the maximum amount by which the purchase price will be reduced will, notwithstanding the actual profits of the business during the adjustment period, be limited to R7~000~000,00 (seven million rand) (i.e. a purchase consideration of R46~500~000,00 (forty six million five hundred thousand rand).
     7.2. The adjustment amount shall be calculated by the purchaser's auditors and the seller's auditors acting jointly and, failing agreement between them, by an independent auditor appointed jointly by the purchaser's auditors and the seller's auditors and, failing agreement between them, appointed by the Chairman for time being, of the Transvaal society of Chartered Accountants (or its successor body). Such auditors in resolving the dispute shall act as experts and not as arbitrators and their decision shall be final and binding on the parties and they shall determine the parties' liability for their charges. If any determination is manifestly unjust, that the court exercises its general power, if any, to correct such determination, the parties shall be bound thereby.
     7.3. The seller and the purchaser agree that :-
     7.3.1. separate divisional accounts in respect of the business (which shall constitute the "A&J Division" of the purchaser) shall be maintained for the adjustment period;
     7.3.2. the A&J Division shall be divided into the following 2 (two) sub-divisions, namely -
     7.3.2.1. the non-chain store division;
     7.3.2.2. the chain store division;
     7.3.3. no expenses attributable to the sale of the business of whatsoever nature (whether direct or indirect) shall be taken into account as expenses of the business over the adjustment period and such expenditure shall be ignored for the purposes of the profit calculation.
     7.4. In regard to the non-chain store sub-division :-
     7.4.1. same shall be managed by TOWNSEND under the supervision and overall control of the board of the purchaser;
     7.4.2. same will be operated in accordance with the non-binding budget approved of by the purchaser and TOWNSEND, a copy of which is attached marked Annexure F;
     7.4.3. the profits shall be calculated applying generally accepted accounting principles, provided that -
     7.4.3.1. in calculating the profits, there shall be deducted therefrom tax at an imputed tax rate equal to the standard rate of taxation applicable to companies as at 31 December 1998 as prescribed pursuant to the provisions of the Income Tax Act (58 of 1962, as amended);
     7.4.3.2. the maximum amount of depreciation (whether of trade marks, fixtures, fittings or any other assets) to be applied shall, notwithstanding the actual depreciation of the aforesaid assets, be deemed to be R2 000 000,00 (two million rand);
     7.4.3.3. to the extent that interest expense exceeds o R174 000,00 (one hundred and seventy four thousand rand), the interest expense shall be deemed to be R174 000,00 (one hundred and seventy four thousand rand).
     7.5. In regard to the chain store sub-division :-
     7.5.1. same shall be managed by the purchaser;
     7.5.2. same will be operated in accordance with the non-binding sales and or fit a budget attached hereto marked Annexure F;
     7.5.3. the profits of the sub-division shall be calculated applying generally accepted accounting principles provided that, to the extent that -
     7.5.3.1. advertising expenditure exceeds R1 000 000,00 (one million rand), the advertising expenditure of the products shall be deemed to be R1 000 000,00 (one million rand);
     7.5.3.2. cash settlement discounts exceed 2% (two per cent) of invoiced sales to chain stores, the cash settlement discount shall be deemed to equal 2% (two per cent) of invoiced sales to chain stores;
     7.5.3.3. trade promotion expenditure exceeds 3 % (three per cent) of invoiced sales, the trade promotion expenditure shall be deemed to be 3% (three per cent) of invoiced sales;
     7.5.3.4. rebates exceed 5 % (five per cent) of invoiced sales, the rebates shall be deemed to equal 5 % (five per cent) of invoiced sales;
     7.5.3.5. selling, distribution and merchandising costs exceed 9% (nine per cent) of invoiced sales, such selling, distribution and merchandising cost shall be deemed to equal 9% (nine per cent) of the invoiced sales;
     7.5.3.6. collection and delivery costs exceed 1% (one per cent) of invoiced sales, such collection and delivery costs shall be deemed to equal 1% (one per cent) of invoiced sales.
     Save as otherwise hereinbefore set out, in calculating the profits of this sub-division, the balance of the expenses shall be fixed as set out in Annexure F.
     7.6. To the extent that products are manufactured by the purchaser's subsidiary CARSON PRODUCTS WEST AFRICA ("WEST AFRICA") at any time prior to 31 December 1998, there shall be included in the profits of the business a notional profit equal to 8% (eight per cent) of the invoiced sales of products manufactured by WEST AFRICA.
     7.7. To the extent that the attributable profits for the 2 (two) month period commencing on the effective date and ending 31 December 1997 (both days inclusive) exceeds R525 000,00 (five hundred and twenty five thousand rand), the increment will be carried forward and be deemed to constitute part of the profits derived by the A&J Division during the adjustment period.


     8. PURCHASER'S GUARANTEE
     8.1. As security for the obligations of the purchaser to the seller for the discharge of the minimum purchase price payable by the purchaser to the seller in terms of this agreement, the purchaser shall, on 14 November 1997, deliver to the seller the following guarantees issued by THE STANDARD BANK OF SOUTH AFRICA LIMITED ("STANDARD BANK"), namely :-
     8.1.1. a guarantee for the payment, subject to the non-fulfillment of the resolutive condition, of R26 500 000,00 (twenty six million five hundred thousand rand) to be paid by no later than 31 January 1998;
     8.1.2. a guarantee for the payment, subject to the non-fulfillment of the resolutive condition, of R20 000 000,00 (twenty million rand) to be paid by no later than 3 January 1999.
     8.2. CARSON HOLDINGS LIMITED ("CHL"), by its signature hereto, binds itself as surety and co-principal debtor in solidum with the purchaser for the due discharge by the purchaser of its obligations, if any, in respect of an additional R18~000~000,00 (eighteen million rand) of the purchase price of the business which may become payable by the purchaser to the seller pursuant to the provisions of clause 7 above (and in particular, clause 7.1.2.1). CHL hereby renounces all benefits arising from the legal exceptions "non numeratae pecuniae", "non causa debit", "errore calcul" and "beneficia excussionis et divisionis", with the force and effect of which CHL hereby declares itself to be fully acquainted.


     9. STOCKTAKING

     9.1. It is recorded that the parties caused the stock to be taken in accordance with the following provisions -
     9.1.1. the stocktaking took take place on 25 October 1997 (the "stocktaking date");
     9.1.2. each of the parties was present or represented at the stocktaking;
     9.1.3. after the stocktaking was completed, schedules reflecting the stocktaking were prepared and initialled by the parties.

     9.2. The seller warrants that the saleable, undamaged finished stock reflected in the stocktaking schedules will have a value of not less than R3 700 000,00 (three million seven hundred thousand rand).


     10. EMPLOYEES
     10.1. The parties agree that the purchaser shall, notwithstanding anything to the contrary contained in sl 97 of the Labour Relations Act, 1995, only be obliged to offer employment to those employees of the seller whose names and salaries appear in Annexure G (the "specified employees"), with effect from the effective date, on terms which taken on an overall basis but not on an item by item comparison are no less favourable to the specified employees.
     10.2. The seller has agreed to retrench all employees of the business other than the specified employees and those specified employees who do not accept offers of employment by the purchaser at the effective date. Any amounts payable to non-specified employees or specified employees who do not accept employment by the purchaser shall be for the account of the seller. The seller hereby indemnifies and holds harmless the purchaser against any claim, loss or damage or demand which may be made against the purchaser by any of the employees of the business as a consequence or flowing from the provisions of sl 97 of the Labour Relations Act, 1995, including any amount which the purchaser may be ordered to pay by the Labour Court or by any other competent juridical authority.
     10.3. All and any claims of whatsoever nature, if any, of the specified employees who accept employment with the purchaser, which relate to any period prior to the date upon which they became employees of the purchaser or arising out of or related to the termination of their employment by the seller, including without limitation any claim in respect of any alleged unfair labour practice or unfair dismissal or its equivalent, shall be for the account of the seller which indemnifies the purchase against any liability the purchaser may incur or loss the purchaser may suffer (including legal costs on an attorney and client scale incurred in defending any legal or other proceedings instituted against the purchaser). Without derogating from the generality of the aforegoing, the seller confirms that all leave and/or holiday pay accrued by salaried staff up to 1 November 1997 and for waged staff accrued up to 31 December 1997 will have to be taken or paid in full by 12 January 1998. Any or all outstanding claims in regard to leave and/or holiday pay shall be for the sole account of the seller, which indemnifies the purchaser accordingly.
     10.4. As regards specified employees who are members of the seller's provident fund, the seller undertakes to procure that the actuaries of the provident fund shall, as soon as is reasonably possible but in any event by no later than 6 (six) months from the effective date, determine in respect of each of the provident fund members their fund credit. The aggregate of the provident members' fund credits as confirmed by the fund's actuary shall, together with all contributions, income and expenditures from the effective date to the date of transfer, be transferred to a fund nominated by the Purchaser.


     11. SECTION 34 ADVERTISEMENT
     The  purchaser  agrees  that the  transaction  shall not be  advertised  as contemplated in terms of section 34 of the Insolvency Act, 1936. In consideration for the purchaser agreeing to this, TOWNSEND hereby indemnifies the purchaser against any loss or damage of whatsoever nature which may be sustained or incurred by the purchaser as a result of the provisions of section 34 of the Insolvency Act, 1936 being invoked by any creditor of the seller.


     12. DELIVERY
     The business shall be delivered to the purchaser on the effective date (against payment of the relevant portion of the purchase price) from which date the purchaser shall take legal possession of the business. Delivery shall include -
     12.1. the assignment (with effect from the effective date) of the seller's rights and prospective obligations in respect of the contracts contemplated in clause 4.7, to the extent that the other parties to such contracts consent thereto. The seller undertakes to use its best endeavours to procure the assignment of the contracts to the purchaser. To the extent that the other parties to the contracts do not consent to such assignment -
     12.1.1. the purchaser shall be entitled as between it and the seller to the benefit of and shall bear the risk of such contracts from the effective date and the seller shall bear the risk and be entitled to the benefit of such contracts prior to the effective date;
     12.1.2. the purchaser shall be obliged at its cost but in the seller's name to discharge the seller's obligations under the contracts after the effective date;
     12.1.3. the parties respectively indemnify each other against any loss of any nature which may arise as a result of the other of them failing to comply with its obligations hereunder;
     12.2. the affording to the purchaser of access to the seller's documents, books and records and all information relating to the business;
     12.3. the physical delivery of all assets forming part of the business to the purchaser by handing them to the purchaser;
     12.4. insofar as vehicles are concerned, all necessary license papers and transfer documents, but on the basis that the purchaser shall obtain roadworthy certificates if necessary;
     12.5. the cession of any restraint of trade given to the seller in respect of the business, to the purchaser.


     13. THE DEBTS
     13.1. It is recorded that the debts are not included in the assets being acquired by the purchaser from the seller in terms of this agreement.
     13.2. The seller shall be entirely responsible for the recovery of all such debts. In the event that any of the debts is paid to the purchaser, the purchaser shall promptly pay such amount over to the seller.
     13.3. In the event of the seller receiving any payments of any amount due to the business in respect of any products delivered on or after the effective date, the seller shall promptly pay such amount over to the purchaser.


     14. WARRANTIES
     14.1. The seller warrants that -
     14.1.1. the fixed assets and the trade marks are beneficially owned by the seller which will be able to give free and unencumbered title thereof as well as of any current assets sold, to the purchaser on the implementation date;
     14.1.2. the fixed assets, the stock and any other current assets sold to the purchaser in terms of this agreement shall, at the effective date and on the implementation date, be paid up in full and not subject to any lien or encumbrance of any nature whatsoever;
     14.1.3. the designated fixed assets will be delivered to the purchaser on the effective date without any of such assets missing;
     14.1.4. between 1 October 1997 and the effective date, the seller will not have entered into any transaction or acquired or disposed of any assets or incurred any liabilities, otherwise than in the normal, ordinary and regular course of business, nor will it have increased the salaries of the specified employees during that period other than normal or merit increases determined in the normal course and no events will have taken place which have or will have had the effect of impairing the goodwill of the business;
     14.1.5. all products which have been manufactured and/or sold by the seller in respect of the business have been manufactured and/or sold in compliance with the requirements of all competent authorities, if any;
     14.1.6. the seller is not in default of any material obligation affecting the business, whether under the contracts contemplated in clause 4.7 or under any legislation or (without limitation eiusdem generis) otherwise;
     14.1.7. the seller has disclosed to the purchaser all facts and circumstances material to this transaction and which are or would be material to an independent purchaser of the business;
     14.1.8. all fixtures, fittings, furniture, plant and equipment as well as any other assets comprising the business will be in the same condition and good order as the condition and order of the relevant assets at the time of inspection thereof by the purchaser during October 1997;
     14.1.9. the working environment for the employees of the business is safe and without risk to health;
     14.1.10. the systems of work, plant and machinery utilized in the conduct of the business are, as far as is reasonably practicable, safe and without risk to health;
     14.1.11. the seller has complied with all its obligations as an employer as contemplated in the Occupational Safety and Health Act, 1993.
     14.2. TOWNSEND warrants that no application for the winding up of the seller has been presented at date of signature hereof nor will any such application have been presented on the effective date.
     14.3. The seller indemnifies and holds the purchaser harmless against any loss, liability, damage or expense which the purchaser or the business may suffer or sustain as a result of or which may be attributable to any breach by the seller of any of the warranties set out in clause 14.1 above or should any of the said warranties prove to be incorrect.
     14.4. Nothing herein contained shall relieve the seller from its obligation to make those disclosures which it is in law obliged to make.
     14.5. No warranties or representations which are not set forth in this agreement shall be binding on the seller and the business is purchased on the basis that it is taken voetstoots.


     15. AGREEMENTS OF LEASE
     Simultaneously with the execution of this agreement, TOWNSEND and the seller shall procure that the landlords in respect of the premises enter into agreements of lease with the purchaser (which hereby undertakes to enter into such agreements of lease) on the terms set out in Annexure H.


     16. TOWNSEND SERVICE AGREEMENT
     Simultaneously with the execution of this agreement, TOWNSEND and the purchaser undertake to enter into the a service agreement on the terms set out in Annexure I.


     17. DEED OF SURETYSHIP

     17.1. TOWNSEND, by his signature hereto, binds himself as surety and co-principal debtor in solidum with the seller for the due and punctual fulfillment and performance by the seller of all obligations which the seller may now have or have incurred and from time to time hereinafter have or incur to the purchaser arising out of, pursuant to or as contemplated in this agreement.
     17.2. TOWNSEND hereby renounces all benefits arising from the legal exceptions "non numeratae pecuniae", "non causa debiti", "errore calcul" and "beneficia excussionis et divisionis", with the force and effect of which TOWNSEND hereby declares himself to be fully acquainted.


     18. INDEMNITY
     The seller indemnifies the purchaser against any claims, which may be made in respect of finished products and work-in-progress which are included in the stock forming part of the business. Should any claims be made against the purchaser in respect of such stock, the purchaser shall afford the seller an opportunity to assist the purchaser to contest the claim and, subject to an indemnity in a form acceptable to the purchaser against costs being given by the seller, shall engage attorneys and counsel nominated by the seller for the said purpose.


     19. PRODUCT RETURNS
     The purchaser undertakes to accept the return to it of products dispatched by seller prior to the effective date, provided that such products are returned to the business in the ordinary and normal course having regard to the past practices developed by the seller and the customers concerned in respect of the products sold by the business. Any products returned and replaced by the purchaser or in respect of which the purchaser affords the customer a credit shall be taken into account in determining the profits of the business during the adjustment period as contemplated in clause 7 above.


     20. TRADE MARKS AND PRODUCT FORMULATIONS
     20.1. The seller hereby assigns to the purchaser all right, title and interest in and to the recipes and product formulations relating to the products, and shall reduce same to writing and deliver same to the purchaser on the effective date.
     20.2. The seller hereby warrants that it is the sole owner of the trade marks and of the product formulations and is free to assign and transfer them to the purchaser.
     20.3. The seller undertakes to sign all documents and do all things reasonably necessary to record and effect the assignment of the trade marks in the relevant registration office in all those countries where such trade marks have been registered or applied for.
     20.4. All costs incurred in effecting the assignment of the trade marks and trade mark applications shall be borne by the purchaser.
     20.5. It is recorded that the seller has disclosed to the purchaser that in terms of a license agreement with SMITH KLINE BEECHAM, the sale of "Blue Ice" products is restricted to the wholesale trade only and that sales of "Blue Ice" products to chain stores is prohibited.


     21. RESTRAINT
     21.1. In this clause, unless clearly inconsistent with the context, words and phrases defined hereunder shall bear the meanings assigned to them in this sub-clause -
     21.1.1. "competitive activity" shall mean the manufacture, marketing, sale and distribution of products or products which may be manufactured, marketed, sold or distributed in competition with the products;
     21.1.2. "the restraint period" shall mean a period of 4 (four) years from the effective date;
     21.1.3. "territory" shall mean the continent of Africa including (without limitation) Mauritius;
     21.2. Subject to clause 21.7 below, the seller hereby undertakes to the purchaser that it will not, either alone or jointly -
     21.2.1. during any part of the restraint period, whether as proprietor, partner, director, shareholder, employee, member, consultant, contractor, financier, agent, representative, assistant or otherwise, and whether for reward or not, directly or indirectly, -
     21.2.1.1. carry on in the territory any undertaking; or
     21.2.1.2. be interested or engaged in or concerned with any company, close corporation, firm, undertaking or concern operating in any part of the territory; or
     21.2.1.3. be employed by any company, close corporation, firm, undertaking or concern operating in any part of the territory in a competitive activity;
     21.2.2. during any part of the restraint period and thereafter, to the extent that the same are protected by law, disclose any trade secrets and/or confidential information of the business other than to persons connected with the business and who are required to know such secrets or to have such confidential information. Trade secrets and confidential information shall include (but not be limited to) all and whatever information relating to the business and its suppliers and customer which is not readily available in the ordinary course of business to its competitors, provided that nothing herein contained shall prohibit the seller from entering into any joint ventures with persons who are concerned in competitive activities in the territory, provided that the subject matter of the joint venture is not a competitive activity in the territory.
     21.3. The seller acknowledges and agrees that -
     21.3.1. the restraints imposed upon it in terms of this clause (interpreted initially in their widest sense as provided in clause 21.3.3) are reasonable as to subject matter, period and territorial limitation and are not more than reasonably and necessarily required by the purchaser to maintain the goodwill of, and its legitimate business interests in respect of the business;
     21.3.2. the provisions of clauses 21.2 and 21.3.1 shall be construed as imposing separate, severable and independent restraints in respect of -
     21.3.2.1. each of the months falling within the restraint period;
     21.3.2.2. each magisterial district falling within the territory;
     21.3.2.3. each activity falling within the ambit of a competitive activity;
     21.3.2.4. each capacity in relation to a competitive activity which the covenantor is prohibited from holding in terms of this clause;
     21.3.3. the restraints set out in clause 21.2 shall initially be given the widest possible interpretation and no restraint or combination of restraints shall be limited by reference to or inference from any other restraint or combination of restraints, provided however that the invalidity or unenforceability of any one or combination of restraints referred to in clause
21.2 (including the restraints interpreted in their widest cumulative sense as aforesaid) shall not affect the validity or enforceability of any of the other restraints referred to in clause 21.2 or another combination of such restraints.
     21.4. No restraints referred to in this clause shall apply to any direct or indirect shareholding by the seller in any company listed on a recognised stock exchange where the aggregate direct and indirect holdings of the seller do not exceed 5% (five per cent) of any class of that listed company's issued share capital and the interest of the seller in that company is solely that of a shareholder.
     21.5. The above restraints shall enure also in favour of the successors in title of the business.The term "successors in title" shall mean any person who -
     21.5.1. acquires the goodwill of the business; or
     21.5.2. becomes the beneficial owner of such goodwill through his shareholding in any company; or
     21.5.3. has acquired by cession the right to enforce the restraints embodied herein.
     21.6. The provisions of this clause 21 shall apply mutatis mutandis to TOWNSEND, who undertakes to be bound thereby, any reference to the seller being read as a reference to TOWNSEND.
     21.7. Nothing contained in this clause 21 shall operate to prohibit or restrict the seller and/or TOWNSEND retaining an interest in D&N WHOLESALERS CC ("D&N"), which is principally involved in the decanting, filling of glycerine, the sale thereof and the distribution of cosmetics, provided that D&N shall insofar as deodorants, hand and body lotions and perfumes are concerned, restrict its activities to the distribution of the latter products.


     22. AGENT'S COMMISSION
     It is recorded that the sale was not concluded through the instrumentality of any agent.


     23. PRESS ANNOUNCEMENTS The parties agree that the initial press or public announcements concerning the sale of the business shall be approved by both the seller and the purchaser, which approval each undertakes shall not be unreasonably withheld.


     24. THE KNOW-HOW

     24.1. The seller acknowledges that one of the fundamental bases upon which this agreement has been concluded by the purchaser is to obtain the know-how. The seller undertakes that -
     24.1.1. no third party would be entitled to interdict or prohibit the Purchaser from utilizing the know-how for the purposes of the business;
     24.1.2. it will not directly or indirectly and whether or not for reward use, whether for its own benefit or not, any such know-how;
     24.1.3. it will not divulge any such know-how to any third party;
     24.1.4. it will not make any statements concerning the know-how.
     24.2. The seller warrants that it has not in the past disclosed the know-how to third parties, which disclosure has in any way materially damaged or could materially damage the business.
     24.3. TOWNSEND shall be bound mutatis mutandis by this clause 24.


     25. CONFIDENTIAL INFORMATION
     Any information obtained by any party to this agreement in terms of, or arising from the implementation of, this agreement shall be treated as confidential by the parties and shall not be divulged or permitted to be divulged to any person nor used or permitted to be used by any person not being a party to this agreement, without the prior written consent of the other parties save that -
     25.1. any information which is required to be furnished by law or by The Johannesburg Stock Exchange may be so furnished;
     25.2. any party shall be entitled (after consultation with the other parties so as to avoid embarrassment or prejudice to the extent possible) to make such information available to its shareholders as may be necessary to enable such shareholders to consider the value and prospects of their shareholdings.


     26. DOMICILIUM CITANDI ET EXECUTANDI
     26.1. The parties choose as their domicilia citandi et executandi for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature, the following addresses :
     26.1.1. purchaser:

                             Physical:               427 - 15th Road RANDJESPARK

                                                     Midrand
                             Postal:                 Private Bag X103
                                                     HALFWAY HOUSE
                                                     1685

                             Telefax:                (011) 314-4777

                  26.1.2.    seller:

                             Physical:               86 Wolhuter Street
                                                     JEPPE
                                                     Johannesburg
                                                     2001

                             Postal:                 P O Box 28251
                                                     KENSINGTON
                                                     2101

                             Telefax:                (011) 614-7726

                  26.1.3.    TOWNSEND:

                             Physical:               86 Wolhuter Street
                                                     JEPPE
                                                     Johannesburg
                                                     2001

                             Postal:                 P O Box 28251
                                                     KENSINGTON
                                                     2101

                             Telefax:                (011) 614-7726

     26.2. Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.
     26.3. Any party may by notice to any other party change the physical address chosen as its domicilium citandi et executandi vis-a-vis that party to another physical address where postal delivery occurs in South Africa or its postal address or its telefax number, provided that the change shall become effective vis-a-vis that addressee on the 7th business day from the receipt of the notice by the addressee.
     26.4. Any notice to a party -

     26.4.1. sent by prepaid registered post (by airmail if appropriate) in correctly addressed envelope to it at an address chosen as its domicilium citandi et executandi to which post is delivered shall be deemed to have been received on the 7th business day after posting (unless the contrary is proved);
     26.4.2. delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or
     26.4.3. sent by telefax to its chosen telefax number stipulated in clause 26.1, shall be deemed to have been received on the date of dispatch (unless the contrary is proved).
     26.5. Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.


     27. BREACH
     If any party breaches any material provision or term of this agreement (other than those which contain their own remedies or limit the remedies in the event of a breach thereof) and fails to remedy such breach within 10 (ten) days of receipt of written notice requiring it to do so (or if it is not reasonably possible to remedy the breach within 10 (ten) days, within such further period as may be reasonable in the circumstances provided that the party in breach furnishes evidence within the period of 10 (ten) days, reasonably satisfactory to the other party, that it has taken whatever steps are available to it, to commence remedying the breach)) then the aggrieved party shall be entitled without notice, in addition to any other remedy available to it at law or under this agreement, including obtaining an interdict, to cancel this agreement or to claim specific performance of any obligation whether or not the due date for performance has arrived, in either event without prejudice to the aggrieved party's right to claim damages.


     28. WHOLE AGREEMENT, NO AMENDMENT
     28.1. This agreement constitutes the whole agreement between the parties relating to the subject matter hereof.
     28.2. No amendment or consensual cancellation of this agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this agreement and no extension of time, waiver or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this agreement or of any agreement, bill of exchang or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties. Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.
     28.3. No extension of time or waiver or relaxation of any of the provisions or terms of this agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.
     28.4. To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.


     29. COSTS
     All the costs on an attorney and own client basis of EDWARD NATHAN & FRIEDLAND INC and KALLMEYER & STRIME Attorneys of and incidental to the preparation of this agreement (including prior drafts and consultations) and the stamp duty shall be borne by the purchaser and the seller in equal shares.


     30. VALUE-ADDED TAX

     30.1. The seller and the purchaser agree that the business is disposed of as a going concern and for the purposes of section 11(1)(e) of the Value-Added Tax Act, 1991, agree that the business will be an income-earning activity on the effective date and that the assets which are necessary for carrying on such business have been disposed of by the seller to the purchaser in terms of this agreement.
     30.2. If, notwithstanding the aforegoing, value-added tax is payable in respect of any of the assets sold in terms hereof, same shall be borne and paid by the purchaser.


     31. JOINT AND SEVERAL LIABILITY OF TOWNSEND AND THE SELLER
     The liability of TOWNSEND and the seller vis-a-vis the purchaser shall be joint and several.
                                                   1







          SIGNED by the parties and witnessed on the following dates and at the following places respectively:

DATE       PLACE             WITNESS                       SIGNATURE

                                                For:   CARSON PRODUCTS
                                                       (PROPRIETARY) LIMITED
                     1./s/__________________

12/11/97   _______                              /s/_________________________

                     2./s/__________________



                                                For:   A & J COSMETICS
                                                       (PROPRIETARY) LIMITED
                     1./s/__________________

12/11/97   _______                              /s/_________________________

                     2./s/__________________



                     1./s/__________________

12/11/97   _______                              /s/ Allan Townsend

                     2./s/__________________    ALLAN TOWNSEND



                                                For:   CARSON HOLDINGS
                                                       LIMITED
                     1./s/__________________

12/11/97   _______                              /s/ Malcolm Yesner

                     2./s/__________________     MALCOLM YESNER








                      ANNEXURE A - DESIGNATED FIXED ASSETS


Fixed Assets

Motor vehicles

Description

BMW 535i (NHX 793T)
Toyota Forklift
Toyota Dyna (RFP546T)
Hilux (SVX152T)
Crown Forklift



Computer Equipment

Description

Proview Computer
Hewlett Packard Deskjet Printer
Computer 466DX Unix
Fujitsu Printer
Dolpin Computer
IBM Printer
Pentium 166 x 2
Printer HB 850
PS 3600 Delta Range
Metrohm Herisau
ICL notebook
Citoh Printer
Wyse Printer x 2
Wyse tereminal x 2
Printer Seikosha x 2
Buffer Box
Thoroughbred Unix~8
Software programs and modification











Office equipment

Adam D3228 safe
Intercom System
Alarm Systems
Speaker
Pabx system
Polisher
Close Circuit TV
Nashua Fax
Type writer
Helios Minolta Copier
Time Clock
Fridge
Cell Phone and cell Kit x 3
GEC Fridge
Shredder
Trolley
Klc fridge



Furniture and fittings

Office desk x 11
Credenza x 7
Kitchen Cupboard
Printer & Computer stand
Chairs x 26
Factory Chairs x 12
Bookcase & Cabinets x 11
Partitions
Display Cabinet
Lockers x 2
18 CFomp cabinate
Paintings
Wall unit



Plant and Machinery

Conveyer Belt x11
12 Head rochi filler
Bottle unscrambler
Scales x 5
Willie Hunt filler
Vacuum Filler
Martom filler
Bosch Mascar Filler
Gravfil filler 7 heads
Compressor x 7
Tanks x 3
Pamasol Gas filler
Cab Machines
Unscrambler
Dust collector
Powder plant
Silverson mixer x 8
Alcohol Pump x 3
Strapper machines
Hydraulic staker
Drone separator
Labeling Machine
Racking and shelving
Lipstick Mould
Banel bump
Hand bump
Purdy Gravfil capping machine
Pallet Trucks
Auto scrub Machine
Shrink Wrapper x 4
Boiler
Hot Plate
Thermo mate oven










                              ANNEXURE B - PRODUCTS


                                                                                        Price Excl V.A.TPrice Inc. 14%  QTY   AMOUNT
                                                                                                        V.A.T.
NAIL POLISH (12ml)                                                                      *               *
 1. Snowy Pink              2. Shell Pink             3. New Pink
 4. Sizzling Pink           5. Glitter                         6. Clear
 7. Sandle Wood             8. Dusty Pink             9. Pearly Peach
10. Valentia Orange        11. Red                   12. Scarlet
13. Purple                 14. Plum                           15. Dark Maroon
16 Bronze                  17. Blue                           18. Black
19 Creme White             20. Black Cherry          21.____________

Nail Disc
LIPSTICK                                                                                *               *
 1. Bright Red              2. Pearly Pink            3. Pinkish Red
 4. Light Maroon            5. Dark Pink              6. Maroon
 7. Dark Maroon             8. Rose Brown             9. Brown
10. Wine Brown             11. New Pink              12. Plum
13. Pink                            14. Cerise                15. Rose Pink
16 Orange                  17. Burnished Bronze      18. Lip Gloss

Herbal Bath (500ml)                                                                     *               *
Egg & Brandy Shampoo (500ml)
Cholestrol Hair Conditioner (500ml)
SADIE MASCARA              Black    Blue    Brown    Green    Purple                    *               *
SADIE MOISTURISING FOUNDATION                                                           *               *
Honey Glow        Amber Beige       Tawny Rose       Sunset Bronze
Chestnut                   Ivory            Coral Sands       Pebble Beach
Furniture Polish                                                                        *               *
Combi Brush Sets
Sadie Aftershave
EYESHADOWS                                                                              *               *
Golden Bronze              Antique Copper            Emerald Green
Brilliant Gold             Super Pearl               Royal Blue
Flamenco Red               Pink Garnet               Violet
Purple                     Silver                    Powder Blue
Cerise                     Khaki                     Strawberry
Nectar                     Kingfisher Blue

Shadow Applicators
EYESHADOW QUARTERS  No. 1___  No. 2 ___  No. 3___  No. 4___  No. 5___                   *               *
DUO BLUSHERS  No. 1___  No. 2 ___  No. 3___  No. 4___  No. 5___  No. 6___  No. 7___     *               *
LOOSE FACE POWDER     Satin Pink ____________  Silky Beige__________                    *               *
EYE PENCILS   Black ____   Blue_____   Purple_____   Green_____  Charcoal____           *               *
                           Brown_____

LIP LINERS 12cm
Sun Red________________   Brick_________________  Pink_______________

Pencil Sharpener
Brush Sets                                                                              *               *
                                                                             SUB TOTAL  *               *
                                                                               RAILAGE  *               *
                                                                                 TOTAL  *               *

*  MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUBMITTED SEPARATELY.












                        ANNEXURE C - PRODUCT FORMULATIONS





Product:   Sadie Roll On                                           Reg No.
                                                                                                                Batch no.
                                                                   Form. Completed by
                                                                   Form Authorised by                           Theor.
                                                                                                                Yield

       Code                    Dated commenced                            Form. checked by

Process instr. no.:            Date completed                                                               Material Quantities
                                                                        Wgth       Wght      Mix
                                                                        Chkd      Re-ch     Chkd

                       Lab                                                                                       Issue unit
   Material Code       Code           Description of Material                                       Standard                Adjusted
9900062                        *


9900072                        *

9900001                        *
9810009                        *
9850015                        *







Quality              Bulk                                     Actual                        Fact Costs:        Total Material Costs:
Control              Checked by                               Yield
                                                                                              Labour__________hrs___________

                                                                                              Equip___________kg/1___________

                                                                                              Assay__________________________

                                                                                            NETT BULK COST_____________1/kg




                                                                                          %


                                                              R.M. issued by:
                     Date
*  MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUBMITTED SEPARATELY.








          ANNEXURE D - INDICITIVE INCOME STATEMENTS REFLECTING PROFITS













A & J Cosmetics Division of Carson Products
Budgets Jan-98 to Dec-98
06-Nov-97

USA      S.A.

                                          SAR

Description              Jan-98  Feb-98 Mar-98  Apr-98 May-98 Jun-98 Jul-98  Aug-98 Sept-98  Oct-98  Nov-98 Dec-98   Fiscal-98   %
                         *       *      *       *      *      *      *       *      *        *       *      *        *           *
SALES
CASH DISCOUNTS .04%
Ad VALORUM TAXES 5.66%
SUNDRY INCOME

NET SALES

COST OF GOODS SOLD

GROSS MARGIN

EXPENSES


MEMBER SALARY
ADVERT
BAD DEBTS
BANK CHARGES
CLEANING
DEPREC
DISCOUNT ALLOWED
DONATIONS
ENTERTAIN
EXPORT EXP
FIRST AID
GEN EXP
GROUP LIFE
INSURANCE
INTEREST
LEASING
LICENSES
MED AID

MOTOR TRAV
POSTAGE
PRINT STAT
REBATES SCORE
REFRESH
RS LEVY
RENT 30%
RM MOTOR
RM OFFICE
SALARIES ADMIN
SALARIES SALES
SALARIES BONUS PROV
SECURITY
STAFF TRAIN
STAFF ADVERT
SUSCRIP
TELEPHONE
WAGES INDIRECT 15%
CONTINGENCY


TOTAL EXPENSES

INCOME BEFORE TAX

INCOME Tax @ 35.0 %

NET INCOME
*  MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUBMITTED SEPARATELY.












Chain Store Sales Sadie Brand of Carson Products
Budgets Jan-98 to Dec-98                                                 Mar-97

         20-Oct-97                    EXCHANGE RATE US$ 1.00 = R 4.8 = $1.00

USA      S.A.

SAR                                                                        SOU
                                                                           TWEL

Acct#    Description           Jan-98 Feb-98 Mar-98 Apr-98 May-98 Jun-98 Jul-98 Aug-98 Sept-98 Oct-98 Nov-98 Dec-98    Fiscal-98   %
         Sales Southern Africa *      *      *      *      *      *      *      *      *       *      *      *         *           *

5001     Gross Sales

5110     Returns/Adjustments
5201     Promotional Discounts/Bonus Stock
5300     Cash Discounts 2% of Gross  sales
5115     Ad Valorum Taxes 5.66%
         Net Sales

5600     Cost of Goods Sold (Incl. Plates artwork etc.)

         Gross Margin
         Selling Expenses
         Advertising, Promotions, Research etc
6320     Trade Promotional Expenses 3.0%
         3rd party Distribution, sales & merchand 9% of Sales
6510     Travel Expenses
6525     Dedicated Salaries & Wages (Incl. Auto)
6340     Rebates @ 5.0% of Gross Sales
6330     Samples

         Total Selling Expenses


         Admin Expenses & Deprec.
6605     Collection & Delivery Expenses 1% of Sales
7215     General Admin Fee (Incl. Debtors, financial audit etc.)
7321     Bad Debt Expense
         Performance Bonus
         All other

         Total G&A Expenses


         Utilities
7405     Telephone

         Total Utility Expenses


         Insurance & Taxes
         Employee Insurance
7815     Employee Ins - Medical
         Pensions

         General Insurance
7860     All Insurance

         Taxes
7871     Employer Social Security
7872     Unemployment Taxes
7876     Other Taxes RSC Levies

         Total Insurance & Taxes


         General & Admin Salaries
8005     G&A Salaries/Wages/Travel
7655     13th check (X-mas Bonus)
7660     Performance Bonus

         Total G&A Salaries


         Total Expenses

         Income (Loss) before Interest & Taxes
9905     Income Taxes Payable 35%
         Net Income
 *MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUBMITTED SEPARATELY.












                                                      ANNEXURE E - TRADEMARKS

TRADE NAME         CLASS   COUNTRY  CERTIFICATE  NUMBCERTIFICATE DATE   PERIOD   EFFECTIVE FROM        RENEWED             PERIOD
                                   /APPLICATION
Everglade             3     rsa       86/7013      21 November 1989    10 Years  22 october 1986    22 october 1996        10 years
Blue ice              3     rsa       83/6709      29 October 1985     10 years  20 September 1983  20 september 1993      10 years
Blue ice         device (3) rsa       97/10819
dida                  5     rsa       92/8441      10 march 1995       10 years  6 october 1992
melindy               3     rsa       90/2923      18 march 1993       10 years  18 april 1990
purdy                 3     rsa       85/5788      9 march 1987        10 years  8 august 1985      8 august 1995          10 years
aljadent              3     rsa       83/2281      18 july 1994        10 years  15 april 1983      15 april 1993          10 years
cyclone               3     rsa       83/1850      16 may 1984         10 years  24 march 1983      24 march 1993          10 years
cyclone               3     rsa       83/1851      no certificate                                   24 march 1993          10 years
wild fragrance        3     rsa       93/8610      7 september 1995    10 years  24 september 1993
sadie silk            3     rsa       89/0340      16 october 1991     10 years  19 January 1989
impact                3     rsa       83/1851      16 may 1984         10 years  24 march 1983
impact                3     rsa       91/5166      18 october 1993     10 years  1 july 1991
impact                3     zambia    272/93       9 July 1996         10 years  16 august 1993
impact                3     zimbabwe  609/93       29 november 1993    10 years  15 july 1993
Sadie                 3     rsa       77/4007      8 september 1993    10 years  7 september 1977   7 september 1987       10 years
                                                                                                    7 september 1997       10 years

sadie                 3     rsa       91/5555      6 march 1995        10 years  16 july 1991
sadie                 3     zambia    273/93       6 july 1996         10 years  16 august 1993
sadie                 3     zimbabwe  605/93       29 november 1993    10 years  15 july 1993

Brookynn                                           withdrawn        15 july 1991
Dida                  3               92/8440      withdrawn        refer letter dated             5 may 1995              j. galgut
showman                               91/5527      withdrawn        refer letter dated             17 December 1992        j. galgut





Startline                       3
                                5

                            in Progress
                               25










                      ANNEXURE F - SALES AND PROFIT BUDGET
















A & J Cosmetics Division of Carson Products
Budgets Jan-98 to Dec-98
06-Nov-97

USA      S.A.

                                          SAR
Description             Jan-98 Feb-98 Mar-98 Apr-98 May-98 Jun-98 Jul-98 Aug-98 Sept-98 Oct-98 Nov-98 Dec-98       Fiscal-98   %
                        *      *      *      *      *      *      *      *      *       *      *      *            *
SALES
CASH DISCOUNTS .04%
Ad VALORUM TAXES 5.66%
SUNDRY INCOME

NET SALES

COST OF GOODS SOLD

GROSS MARGIN

EXPENSES


MEMBER SALARY
ADVERT
BAD DEBTS
BANK CHARGES
CLEANING
DEPREC
DISCOUNT ALLOWED
DONATIONS
ENTERTAIN
EXPORT EXP
FIRST AID
GEN EXP
GROUP LIFE
INSURANCE
INTEREST
LEASING
LICENSES
MED AID

MOTOR TRAV
POSTAGE
PRINT STAT
REBATES SCORE
REFRESH
RS LEVY
RENT 30%
RM MOTOR
RM OFFICE
SALARIES ADMIN
SALARIES SALES
SALARIES BONUS PROV
SECURITY
STAFF TRAIN
STAFF ADVERT
SUSCRIP
TELEPHONE
WAGES INDIRECT 15%
CONTINGENCY


TOTAL EXPENSES

INCOME BEFORE TAX

INCOME Tax @ 35.0 %

NET INCOME
*MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUBMITTED SEPARATELY.







Chain Store Sales Sadie Brand of Carson Products
Budgets Jan-98 to Dec-98                                                  Mar-97

20-Oct-97                                 EXCHANGE RATE US$ 1.00 = R 4.8 = $1.00

USA      S.A.

SAR                                                                          SOU
                                                                            TWEL

Acct#    Description             Jan-98 Feb-98 Mar-98 Apr-98 May-98 Jun-98 Jul-98 Aug-98 Sept-98 Oct-98 Nov-98 Dec-98  Fiscal-98   %
5001     Gross Sales             *      *      *      *      *      *      *      *      *       *      *      *       *

5110     Returns/Adjustments
5201     Promotional Discounts/Bonus Stock
5300     Cash Discounts 2% of Gross  sales
5115     Ad Valorum Taxes 5.66%
         Net Sales

5600     Cost of Goods Sold (Incl. Plates artwork etc.)

         Gross Margin
         Selling Expenses
         Advertising, Promotions, Research etc
6320     Trade Promotional Expenses 3.0%
         3rd party Distribution, sales & merchand 9% of Sales
6510     Travel Expenses
6525     Dedicated Salaries & Wages (Incl. Auto)
6340     Rebates @ 5.0% of Gross Sales
6330     Samples

         Total Selling Expenses


         Admin Expenses & Deprec.
6605     Collection & Delivery Expenses 1% of Sales
7215     General Admin Fee (Incl. Debtors, financial audit etc.)
7321     Bad Debt Expense
         Performance Bonus
         All other

         Total G&A Expenses


         Utilities
7405     Telephone

         Total Utility Expenses


         Insurance & Taxes
         Employee Insurance
7815     Employee Ins - Medical
         Pensions

         General Insurance
7860     All Insurance

         Taxes
7871     Employer Social Security
7872     Unemployment Taxes
7876     Other Taxes RSC Levies

         Total Insurance & Taxes


         General & Admin Salaries
8005     G&A Salaries/Wages/Travel
7655     13th check (X-mas Bonus)
7660     Performance Bonus

         Total G&A Salaries


         Total Expenses

         Income (Loss) before Interest & Taxes
9905     Income Taxes Payable 35%
         Net Income
*MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUBMITTED SEPARATELY.






The agreement is to incorporate a clause stating that all employees listed below are to be employed by Carson Products on the same conditions (as per agreement given to you) and at the same salary listed below from the 1st January 1998. The only difference between the hourly paid workers and the salaried staff is that the salaried staff work 40 hours per week

COMPANY  DATE OF     Name          RATE OF PAY             POSITION
NUMBER  ENGAGEMENT
  3    01/03/78      A. Moloisane     19.617 p/h            Sales lady
  5    27/07/83       A. Sebesho      29.423 p/h            compounder
 28    08/08/88        N. Leboho      10.805 p/h            production
 32    07/08/86         P. Bame       17.159 p/h              Stores
 44    06/06/86        M. Radebe      19.730 p/h             qc asst
 54    02/07/90        A. Nhlapo      11.608 p/h            production
 60    16/07/90         V. Xulu        9.796 p/h              stores
 61    16/07/90       D. Thusini      10.936 p/h            production
 62    16/07/90      N. Ngqulunga     11.462 p/h            production
 63    16/07/90       Z. Khumalo      10.006 p/h            production
 64    16/07/90       R. Sithole       9.796 p/h            production
 65    16/07/90        F. Mkhize       9.796 p/h            production
 66    30/07/90       P. Ngocobo       9.796 p/h            production
 67    10/07/95        F. Smuts        9.247 p/h              stores
 68    30/07/90      S. Mthimkhulu    10.006 p/h            production
 69    30/07/90       I. Hermanus      9.796 p/h            production
 70    09/03/92       N.mthethwa       8.252 p/h            production
 71    30/07/90        M. Biyela       9.796 p/h            production
 72    09/03/92       J. Thabethe      8.252 p/h            production
 73    30/07/90         D. Jaxa       10.971 p/h            production
 74    05/12/89       E. Tshandu      11.207 p/h            production
 75    30/07/90       M. Khumalo       9.796 p/h              stores
 76    09/03/92        E. Gindi        8.252 p/h            production
 77    21/06/93        G. Mbatha       7.867 p/h            production
 78    29/04/91       M. Nhlebela     12.404 p/h              stores
 79    09/05/94       S. Khasane       7.867 p/h             delivery
 80    13/08/90        G. Mmekwa      10.006 p/h            production
 81    09/03/92       A. Thabethe      8.252 p/h            production
 82    28/08/90       H. Njotini       9.796 p/h            production
 83    28/08/90        G. Molapo       9.796 p/h            production
 84    09/03/92       C. Mayisela      8.252 p/h            production
 85    21/04/97        H.prince       13.437 p/h              driver
 86    08/10/90        T. Moshe       10.879 p/h           compounding
 87    05/11/90        E. Gamede      12.008 p/h            sales lady
 89    19/08/91        L. Sebeko       8.854 p/h             cleaning
 90    07/07/97         W. Xaba        7.867 p/h            production
 92    09/03/92       N. Vilakazi      8.252 p/h             delivery
 93    09/03/92      W. Mkhwanazi      8.252 p/h            production
 94    31/10/94       S. Mtshali       7.867 p/h            production
 95    07/07/97        E. Mchunu       7.867 p/h            production
 96    19/05/92        j. mncube       8.252 p/h            production
 98    31/08/92        C. Tobias       8.429 p/h            production
100    23/08/93      N. Moloisane      8.725 p/h              stores
101    18/10/93       A. Marakane      8.538 p/h           compounding
102    03/01/94       M. Ramaube       7.867 p/h            production


  1    01/05/83        N. Davis     11204.00 p/m          sales manager
  2    26/02/85        M. Fisher    10261.00 p/m           prod.manager
  4    03/02/86        T. Nakedi     6805.00 p/m            compounder
  6    01/11/85      P. V/d vyver   11953.00 p/m          admin manager
  7    01/02/90       D. Merrell    10642.00 p/m         w/house manager
 17    16/05/91       R. Williams    9254.00 p/m          sales internal
 18    26/04/93      R. Westbrook    8946.00 p/m            qc manager
 22    07/08/91        M. Hendry     6975.00 p/m            bookkeeper
 26    05/06/96       D. Griesel     3675.00 p/m           receptionist
       01/05/85        J. Emond      5700.00 p/m          w/h data clerk
       01/01/78      H.r.Townsend    15000.000 p/m        managing director







ANNEXURE~H - TERMS OF HIRE OF LEASE PREMISES


     1. DEFINITIONS
     The following terms shall have the meanings assigned to them hereunder and cognate expressions shall have a corresponding meaning, namely -
     1.1 "building" means the building/s on the property;
     1.2 "landlord" means SADIE INVESTMENTS (PROPRIETARY) LIMITED;
     1.3 "main agreement" means the agreement to which this annexure constitutes Annexure~H;
     1.4 "tenant" means CARSON PRODUCTS (PROPRIETARY) LIMITED;
     1.5 "premises" means the property and the buildings and other improvements situated on the property;
     1.6 "property" means the property situated at 86 Wolhuter Street. Jeppe, Johannesburg, 2096.

     2. RESOLUTIVE CONDITION
     This agreement shall be deemed to be subject to the same resolutive condition as the resolutive condition contained in the main agreement (the "resolutive condition"). If the resolutive condition is fulfilled and accordingly the main agreement ceases ipso facto to be of any force or effect, this agreement of lease shall similarly cease ipso facto to be of any force or effect and the provisions of clause~2 (read together with clause~3.2) shall be deemed mutatis mutandis to be incorporated herein.

     3. HIRE
     The landlord lets to the tenant which hires the premises.

     4. DURATION
     This lease shall commence on 1 November 1997 and shall continue for a period of 18 (eighteen) months until 30~April 1999 or such longer period as may be agreed to in writing by the parties.

     5. RENTAL
     1.7 The monthly rental payable by the tenant to the landlord shall be R40~000,00 (forty thousand rand) (exclusive of VAT).
     1.8 The rental shall be paid by the tenant to the landlord monthly in advance on the first day of each month.
     1.9 All amounts payable by the tenant to the landlord in terms of this lease shall be paid at the landlord's domicilium citandi et executandi referred to in the main agreement.

     6. ASSESSMENT RATES AND MUNICIPAL CHARGES
     The landlord shall be exclusively responsible and liable for the payment of all and any assessment rates and municipal charges which are payable to the local or any other authority in respect of the premises or the buildings on the premises.

     7. ELECTRICITY, WATER AND SANITATION FEES
     The tenant shall pay on demand to the landlord or to the local authority or body concerned, as the landlord may require -
     1.10 the costs of all electricity, water and gas, if any, consumed on the premises; and
     1.11 all refuse removal charges, sanitary fees and domestic and industrial effluent fees levied from time to time in respect of the premises (including basis and services charges).

     8. DISPUTES AS REGARDS TENANT'S LIABILITY FOR THE PAYMENTS OF ANY AMOUNT
     If there is dispute as to the tenant's liability for the payment of any of the items referred to in paragraph~7, or as to the amount of such liability, the decision of the landlord's auditors, who shall act as experts and not as arbitrators and who shall determine the liability for their charges which shall be paid accordingly, shall be final and binding upon the parties.

     9. SUB-LETTING OR ASSIGNMENT
     The tenant shall not -
     1.12 cede or assign or pledge or otherwise encumber this lease or any of its rights hereunder: or
     1.13 sub-let the leased premises or any party thereof; or
     1.14 give up occupation or possession of the premises or portion thereof to any person or permit any person to enter into possession of or to occupy or take possession of the premises or any portion thereof for either a definite period or at all, without the landlord's prior written consent, without the landlord's prior written consent.

     10. THE TENANT'S GENERAL RIGHTS AND OBLIGATIONS
     The tenant :-
     1.15 shall be entitled to use the leased premises only for the conduct therein of the business;
     1.16 maintain the premises and all parts thereof in the same condition in which they are at the commencement of this lease, fair wear and tear excepted;
     1.17 shall not keep or do or permit to be kept or done in the premises anything which, in terms of any conditions of any insurance policy held from time to time by the landlord in respect of the building or any part thereof, may not be kept or done therein or may render same void or voidable or which will or may increase the rate of premiums payable in respect of any such insurance policy;
     1.18 not contravene or permit the contravention of any law, by-law or statutory regulation or conditions or any license relating to or affecting the occupation of the premises;
     1.19 shall not install or change or interfere with the premises or with electrical, plumbing or air-conditioning installations or equipment in the premises without the prior written consent of the landlord;
     1.20 shall not be entitled to fix, paint, erect, install or display any advertising or other signs on the premises or in any manner without the landlord's prior written consent
     1.21 shall at all time keep the premises clean and tidy;
     1.22 shall not effect any alternations, additions or improvements to the interior or exterior or the premises, whether structural or otherwise, without the landlord's prior written consent;
     1.23 afford the landlord reasonable access to the premises at any time to repair, improve, alter or add to the building, the lease premises or any part thereof;
     1.24 afford the landlord reasonable access to the premises to show the premises to any prospective tenants of the premises or purchaser of the property.

     11. LANDLORD'S CONSENT
     Where in terms of this agreement the tenant is required to secure the landlord's consent, the landlord undertakes not to withhold such consent unreasonably.

     12. BREACH
     If any party breaches any material provision or term of this annexure and fails to remedy such breach within 7 (seven) days of receipt of written notice requiring it to do so (or if it is not reasonably possible to remedy the breach within 7 (seven) days, within such further period as may be reasonable in the circumstances provided that the party in breach furnishes evidence within the period of 7 (seven) days, reasonably satisfactory to the other party, that it has taken whatever steps are available to it, to commence remedying the breach)) then the aggrieved party shall be entitled without notice, in addition to any other remedy available to it at law or under this annexure, including obtaining an interdict, to cancel this annexure or to claim specific performance of any obligation whether or not the due date for performance has arrived, in either event without prejudice to the aggrieved party's right to claim damages.

     13. WHOLE AGREEMENT, NO AMENDMENT
     1.25 This annexure constitutes the whole agreement between the parties relating to the subject matter hereof.
     1.26 No amendment or consensual cancellation of this annexure or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this agreement and no extension of time, waiver or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this annexure or of any agreement, bill of exchange or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties. Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.
     1.27 No extension of time or waiver or relaxation of any of the provisions or terms of this annexure or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this annexure, shall operate as an estoppel against any party in respect of its rights under this annexure, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this annexure.
     1.28 To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

     14. STAMP DUTY
     The tenant shall be liable for the stamp duty payable in respect of the lease.





ANNEXURE~I - TOWNSEND SERVICE AGREEMENT









                              entered into between




       CARSON PRODUCTS (PROPRIETARY) LIMITED (Registration No 93/02698/07)
                                      and
                                 ALLAN TOWNSEND




WHEREBY IT IS AGREED AS FOLLOWS:




     1. INTERPRETATION AND PRELIMINARY
     The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears - words importing -

     1.1.1 any one gender include the other two genders;
     1.1.2 the singular include the plural and vice versa; and
     1.1.3 natural persons include created entities (corporate or unincorporate) and the state and vice versa; the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -
     1.1.4 "board" means the board of directors of the company from time to time;
     1.1.5 "competing goods" means any goods sold in competition with the prescribed goods;
     1.1.6 "competing services" means any services rendered in competition with the prescribed services;
     1.1.7 "company" means CARSON PRODUCTS (PROPRIETARY) LIMITED;
     1.1.8 "employee" ALLAN TOWNSEND;
     1.1.9 "prescribed areas" means each magisterial district in the Republic of South Africa;
     1.1.10 "prescribed customers" means any person -
     a) who is or was a prospective customer of the company at the termination date; or b) who is or was a prospective customer of the company at the termination date whom the employee had approached to do business with the company within the period of 1 (one) year preceding the termination date; or c) who purchased prescribed goods from the company within the period of 1 (one) year preceding the termination date; or d) to whom prescribed services were rendered by the company within the period of 1 (one) year preceding the termination date;
     1.1.11 "prescribed goods" means any goods which are dealt in by the company in the ordinary course of business;
     1.1.12 "prescribed services" means any services which are dealt in by the company in the ordinary course of business;
     1.1.13 "prescribed suppliers" means any person -
     a) is or was a supplier of prescribed goods and/or prescribed services to the company at the termination date; or b) is or was a prospective supplier of prescribed goods and/or prescribed services to the company at the termination date whom the employee had approached to do business with the company within the period of 1 (one) year preceding the termination date; or c) supplied prescribed goods and/or prescribed services to the company within the period of 1 (one) year preceding the termination date;
     1.1.14 "termination date" means the date upon which the employee's employment by the company ceases or is terminated for any reason whatsoever; any reference in this agreement to "date of signature hereof" shall be read as meaning a reference to the date of the last signature of this agreement; if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement; when any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday; where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

     2. RESOLUTIVE CONDITION This agreement shall be deemed to be subject to the same resolutive condition as the resolutive condition contained in the agreement to which this agreement constitutes Annexure I (the "main agreement"). If the resolutive condition is fulfilled and accordingly the main agreement ceases ipso facto to be of any force or effect, this agreement of lease shall similarly cease ipso facto to be of any force or effect and the provisions of clause~2 read together with clause 3.2 shall be deemed mutatis mutandis to be incorporated herein).

     3. APPOINTMENT OF EMPLOYEE The company appoints the employee as its General Manager in respect of the "A&J" division of the company. The employee accepts such appointment.

     4. PERIOD OF EMPLOYMENT The employee's employment shall commence on 1 November 1997 and shall be terminable on not less than 2 (two) calendar months' written notice given by the company or the employee to the other, provided that
- no such notice may be given so as to terminate the employee's employment before 30~April 1999; and the company shall be entitled to terminate the employee's employment summarily (or on such other basis as it considers appropriate) if the employee -
     4.1.1 is guilty of conduct justifying a summary dismissal according to the common law; and/or
     4.1.2 is guilty of conduct which is likely to bring himself or the company into disrepute or is convicted of an offence involving dishonesty; and/or
     4.1.3 commits a breach of any of the terms of this agreement; and/or
     4.1.4 becomes incapacitated, which shall mean that -
     4.1.4.1 he is precluded in terms of any statute from holding office as a director; or
     4.1.4.2 he has suffered some illness or disability which has precluded him from providing his services hereunder for a period in excess of 90 (ninety) days in the determination of which intermittent returns to work or service which do not constitute a bona fide resumption of duties shall be disregarded.

     5. EFFECT OF TERMINATION OF EMPLOYMENT
     The termination of the employee's employment for any reason whatsoever shall not affect the operation of any provisions of this agreement to the extent to which they confer rights or impose obligations upon the parties which are exercisable or enforceable after the termination date, and such provisions shall to that extent continue to be of full force and effect. The termination of the employee's employment shall furthermore not prejudice any rights which have accrued to the parties as at the termination date.

     6. SUSPENSION OF EMPLOYMENT
     If the company suspects that the employee is guilty of the conduct referred to in clause 4.2.1 and/or clause 4.2.2, or any other conduct which may, if proved, justify his dismissal, or has committed a breach of any of the terms of this agreement, it may, pending a duly constituted enquiry into the alleged conduct in question, but without prejudice to its right of summary dismissal in terms of clause 4.2 and without giving rise to any claim for damages or otherwise against it, suspend the employee for a period not exceeding 90 (ninety) days during which the employee shall
     - not be entitled to attend work at the premises of the company; be entitled to his normal salary.

     7. DUTIES OF EMPLOYEE
     The employee shall -

     devote the whole of his time and attention during the company's normal business hours, and such reasonable amount of additional time as may be necessary on an unpaid basis, having regard to the exigencies of the business of the company, to the business and affairs of the company (and, in particular, the A&J Division of the company) and shall not, before the date referred to in clause~4.1 of this agreement (unless it is terminated prematurely as the result of or by wrongful conduct by the company) or during any period after such date in which he is employed by the company, without the company's prior written consent, whether as proprietor, partner, director, shareholder, member, employee, consultant, contractor, financier, agent, representative, assistant, trustee or beneficiary of a trust or otherwise, and whether for reward or not, directly or indirectly be interested or engaged in or concerned with or employed by any business, trade, undertaking or concern -
     7.1.1 other than that of the company; or
     7.1.2 which competes with any business carried on by the company, the undertakings in clauses 7.1.1 and 7.1.2 being separate, provided that he shall not be deemed to have breached his undertakings by reason of -
     7.1.3 he having bona fide financial interests in businesses, trades, undertakings or concerns which do not directly or indirectly compete with the company which have been disclosed to the company in writing and/or after disclosing his intention to do so to the company in writing his accepting appointment as a non-executive director of such businesses, trades, undertakings or concerns and devoting a reasonable amount of time to such financial interests and directorships, provided that no such interests of or activities by the employee are prejudicial to or adversely affect the performance of his duties hereunder; and/or
     7.1.4 he holding shares in any company the shares of which are listed on a recognized stock exchange if the shares owned by him and the persons, companies and trusts referred to in clause 14.3.4 do not in the aggregate constitute more than 5% (five per cent) of any class of the issued share capital of such company; and/or
     7.1.5 he being an officer of or holding shares in the company; obey the orders and directions of the board, any managing director and any properly authorized officer or official of the company, shall carry out such functions and duties as are from time to time assigned to him and are consistent with his status and use his utmost endeavors to protect and promote the business and interests of the company and to preserve its reputation and goodwill; not, during the operation of this agreement or thereafter, regardless of the reason for termination of his employment, use for his own benefit or for the benefit of any other person or divulge or communicate to any person or persons, except to those of the officials of the company whose province it is to know the same, any of the company's secrets or any other information which he may receive or obtain in relation to the company's affairs or its customers or to the working of any process or invention or to any marketing technique which is carried on or used by the company; be true and faithful to the company in all dealings and transactions whatsoever relating to its business and interests; submit to the board or to any person nominated by it, such information and reports as may be required of him in connection with the performance of his duties and the business of the company; not, at any time during the operation of this agreement, directly or indirectly, act in the manner referred to in clause 14.3 or 14.4 or attempt to do so.

     8. REMUNERATION
     As remuneration for his services hereunder the company shall pay the employee a monthly salary at the rate of :- R15 000,00 (fifteen thousand rand) per month for the period commencing on 1~November 1997 and ending on 31~December 1998; R20 000,00 (twenty thousand rand) per month for the period commencing on 1~January~1999 and ending on 30~April 1999.

     9. MOTOR VEHICLE
     The company shall pay the cost of insuring, licensing and maintaining the employee's motor vehicle and of reasonable fuel, lubricants and repairs in regard to such motor vehicle.

     10. INVENTIONS, DISCOVERIES AND COPYRIGHT
     Any discovery or invention or secret process or improvement in procedure made or discovered by the employee in the course and score of his employment by the company in connection with or in any way affecting or relating to the business of the company or capable of being used or adapted for use by the company or in connection with its business shall be disclosed to the company and shall belong to and be the absolute property of the company. The employee shall, if and when required by the company, apply or join with the company at its expense in applying for Letters Patent or other equivalent protection in the Republic of South Africa or in any other part of the world for such discovery, invention, process or improvement and shall at the company's expense execute all instruments and do all things necessary for vesting the said Letters Patent or other equivalent protection in the name of the company as sole beneficial owner or in the name of such other person as the company may nominate. Insofar as may be necessary the employee assigns to the company the copyright in all present and future works eligible for copyright, including, without limitation, literary or artistic works or software programs of which he may be the author, which works were or are created, compiled, devised or brought into being during the course and scope of his employment by the company. No consideration shall be payable by the company to the employee in respect of this assignment. All reports, manuals, financial statements, budgets, indices, research papers, letters or other similar documents (the nature of which is not limited by the specific reference to the foregoing items) which are created, compiled or devised or brought into being by the employee or come into the employee's possession during the course and scope of his employment by the company and all copies thereof will be the property of the company and, upon the termination date or earlier if required by the company, such documents and all copies shall be returned to the company.

     11. LEAVE
     The employee shall be entitled to 20 (twenty) days leave on full pay in respect of each 12 (twelve) months' cycle of employment, to be taken at such time or times as are convenient to the company. Leave not taken when it is due otherwise than at the instance of the company may not be accumulated.

     12. OUT OF POCKET EXPENSES
     The company shall refund to the employee the out-of-pocket expenses incurred by him on behalf of the company which are substantiated by vouchers therefor and which have been approved by the board or are incurred in accordance with principles determined by it from time to time.

     13. PENSION FUND
     The employee shall be obliged to become a member of the company's pension fund, group life and medical aid schemes (if any) on the normal terms and conditions from time to time applicable to an employee of the company but subject to the employee's eligibility for membership.

     14. RESTRAINT OF TRADE
     It is recorded that in the course of his duties the employee -
     14.1.1 has acquired and/or will acquire considerable know-how in and will learn of the company's techniques relating to the manufacture, marketing, sale and distribution of toiletry products;
     14.1.2 will have access to names of customers and the licensors and suppliers with whom the company does business whether embodied in written form or otherwise;
     14.1.3 will have the opportunity of forging personal links with customers, licensors and suppliers of the company; and
     14.1.4 generally will have the opportunity of learning and acquiring the trade secrets, business connections and other confidential information appertaining to the company's business. It is acknowledged that the only effective and reasonable manner in which the company's rights in respect of its business secrets and customer connection can be protected is the restraint imposed upon the employee in terms of this clause 14. Subject to the provisions of clause 14.7 below, but without derogating from the employee's obligations under clause 7.1, the employee shall not, for 4 (four) years from the termination date, whether as proprietor, partner, director, shareholder, member, employee, consultant, contractor, financier, agent, representative, assistant, trustee or beneficiary of a trust or otherwise and whether for reward or not, directly or indirectly :-
     14.1.5 carry on; or
     14.1.6 be interested or engaged in or concerned with or employed by any company, close corporation, firm, undertaking or concern which carries on, in any of the prescribed areas any business which sells prescribed goods or competing goods or renders prescribed services or competing services or in the course of which prescribed goods or competing goods are sold or prescribed services or competing services are rendered; provided that the employee shall not be deemed to have breached his undertaking by reason of his -
     14.1.7 holding shares in the company; or
     14.1.8 holding shares in any company the shares of which are listed on a recognised stock exchange if the shares owned by -
     14.1.8.1 him;

     14.1.8.2 his ascendants and descendants;
     14.1.8.3 his spouse;
     14.1.8.4 any person related to his or his spouse within the third degree of consanguinity;
     14.1.8.5 any trust created primarily for the benefit of one or more of the persons referred to in clauses 14.3.4.1 to 14.3.4.4; and
     14.1.8.6 any company effectively controlled by one or more of the persons and trusts referred to in clauses 14.3.4.1 to 14.3.4.5 do not in the aggregate constitute more than 5% (five per cent) of any class of the issued share capital of such company. Subject to the provisions of clause 14.7 below, the employee undertakes that neither his nor any company, close corporation, firm, undertaking or concern in or by which he is directly or indirectly interested or employed will within 4 (four) years after the termination date and whether for reward or not, directly or indirectly -
     14.1.9 encourage or entice or incite or persuade or induce any other employee of the company, who was employed whilst the employee was employed by the company and who is engaged or participates in the sale or other marketing by the company of the prescribed goods, or in a material respect in the rendering or in the marketing of the prescribed services, to terminate his employment by the company; or
     14.1.10  furnish any  information  or advice to any employee to whom clause
14.4.1 applies or to any prospective employer of such employee or use any other means which are directly or indirectly designed, or in the ordinary course of events calculated, to result in any such employee terminating his employment by the company and/or becoming employed by or directly or indirectly in any way interested in or associated with any other company, close corporation, firm, undertaking or concern; or
     14.1.11 furnish any information or advice (whether oral or written) to any prescribed customer that the employee intends to or will (whether as proprietor, partner, director shareholder, member, employee, consultant, contractor, financier, agent, representative or otherwise) directly or indirectly, be interested or engaged in or concerned with or employed by any company, close corporation, firm, undertaking or concern carried on in any of the prescribed areas which sells prescribed goods or competing goods or renders prescribed services or competing services or in the course of which prescribed goods or competing goods are sold or prescribed services or competing services are rendered after the expiry of 4 (four) years after the termination date; or
     14.1.12 furnish any information or advice (whether oral or written) to any prescribed customer or use any other means or take any other action which is directly or indirectly designed, or in the ordinary course of events calculated, to result in any such prescribed customer terminating his association with the company and/or transferring his business to or purchasing any prescribed goods or competing goods or accepting the rendering of any prescribed services or competing services from any perso other than the company, or attempt to do so. Subject to the provisions of clause 14.7 but without derogating from the obligations imposed by this clause 14, the employee undertakes that neither he nor any company, firm, undertaking or concern in or by which he is directly or indirectly interested, engaged, concerned or employed will for a period of 4
(four) years after the termination date directly or indirectly, whether as proprietor, partner, director, shareholder, employee, consultant, contractor, financier, agent, representative, assistant, trustee or beneficiary of a trust or otherwise in any part of the prescribed areas and whether for reward or not -
     14.1.13 solicit orders from prescribed customers for the prescribed goods or any competing goods and/or the prescribed services or any competing services;
     14.1.14 canvass business in respect of the prescribed goods or any competing goods and/or the prescribed services or any competing services from prescribed customers;
     14.1.15 sell or otherwise supply any prescribed goods or competing goods to any prescribed customer;
     14.1.16 render any prescribed services or competing service to any prescribed customer;
     14.1.17 purchase any prescribed goods from any prescribed supplier or accept the rendering of any prescribed services from it;
     14.1.18 solicit appointment as a distributor, licensee, agent or representative of any prescribed supplier in respect of prescribed goods and/or prescribed services, including on behalf of or for the benefit of a prescribed supplier. Each of the undertakings set out in this clause 14 (including those appearing in a single clause) is severable inter alia as to -
     14.1.19 nature of interest, act or activity;
     14.1.20 the categories of persons falling within the definition of prescribed customers;
     14.1.21 the categories of goods falling within the definition of the prescribed goods and competing goods;
     14.1.22 the categories of services falling within the definition of the prescribed services and competing services;
     14.1.23 the categories of persons falling within the definition of prescribed supplier;
     14.1.24 the individual magisterial districts and areas which are defined as the prescribed areas and are acknowledged to be reasonably required for the protection of the company and are generally fair and reasonable. Nothing contained in this clause 14 shall operate to prohibit or restrict the employee retaining an interest in D&N WHOLESALERS CC ("D&N"), which is principally involved in the decanting, filling of glycerine, the sale thereof and the distribution of cosmetics, provided that D&N shall insofar as deodorants, hand and body lotions and perfumes are concerned, restrict its activities to the distribution of the latter products.

     15. GENERAL
     No remedy granted by this agreement shall exclude any other remedy available at law. No amendment of this agreement or any consensual cancellation thereof or any part thereof shall be binding on the parties unless reduced to a written document and signed by them. If any of the terms of this agreement, such as the rate of remuneration payable to the employee, are varied, the other terms shall, unless otherwise agreed in writing, remain of full force and effect. No relaxation or indulgence which the company may show to the employee shall in any way prejudice or be deemed to be a waiver of its rights hereunder nor shall such relaxation or indulgence preclude or estop the company from exercising its rights in terms of this agreement in respect of any further breach. This agreement constitutes the whole agreement between the parties and no warranties or representations whether express or implied have been given or made by the company to the employee. The company shall be entitled to cede and delegate all or any of its rights and obligations under this agreement to the successor in title of the undertakings of the company or any member thereof, whether such cession and delegation takes place before or after the termination date.

     16. DOMICILIUM CITANDI ET EXECUTANDI
     The parties choose as their domicilia citandi et executandi for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature, the following addresses:
     16.1.1 employer:

         Physical:         427 - 15th Road
         RANDJESPARK
         Midrand

         Postal:           Private Bag X103
         HALFWAY HOUSE
         1685

         Telefax:          (011) 314-4777

     16.1.2 employee:

         Physical:         86 Wolhuter Street
         JEPPE
         Johannesburg
         2001

         Postal:           P O Box 28251
         KENSINGTON
         2101

         Telefax:          (011) 614-7726

     Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax. Either party may by notice to the other party change the physical address chosen as its domicilium citandi et executandi to another physical address where postal delivery occurs in South Africa or its postal address or its telefax number, provided that the change shall become effective on the 7th business day from the deemed receipt of the notice by the other party. Any notice to a party -
     16.1.3 sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at an address chosen as its domicilium citandi et executandi to which post is delivered shall be deemed to have been received on the 7th business day after posting (unless the contrary is proved);
     16.1.4 delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or
     16.1.5 sent by telefax to its chosen telefax number stipulated in clause 16.1, shall be deemed to have been received on the date of dispatch (unless the contrary is proved). Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

     17. COSTS
     The costs of and incidental to the drawing of this agreement and the stamp duty hereon shall be paid by the company.



     SIGNED by the parties and witnessed on the following dates and at the following places respectively:

DATE              PLACE             WITNESS                            SIGNATURE


                  For: CARSON PRODUCTS
(PROPRIETARY) LIMITED

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1. ___________________

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                  ALLAN TOWNSEND

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